SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NETSTREIT Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	84-3356606
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5910 N. Central Expressway Suite 1600 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-239911

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

NETSTREIT Corp. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, $0.01 par value per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Our Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-239911), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Common Stock under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the prospectus forming part of the Registration Statement. The prospectus relating to the Registration Statement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this Form 8-A.

ITEM 2	EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETSTREIT CORP.

Date: August 12, 2020	By:	/s/ Mark Manheimer
Mark Manheimer
President and Chief Executive Officer